UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2016 (July 6, 2016)

TOWERSTREAM CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Silva Lane, Middletown, RI 02842

(Address of principal executive offices, including zip code)

(401) 848-5848

 (Registrant's telephone number, including area code)

Copies to:

Harvey Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

July 2016 Private Placement

On July 6, 2016, Towerstream Corporation, a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor pursuant to which the Company agreed to sell in a private placement 892,857 units of the Company’s securities (the “Units”) at an aggregate purchase price of $1,250,000. As adjusted for the Company’s 20 to 1 reverse split effected July 7, 2016 (the “Reverse Split”), each Unit consists of (i) one share of Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), with each share of Preferred Stock (each, a “Preferred Share”) convertible into one half of a share of common stock, and (ii) one fourth of a warrant (each, a “Warrant”, and collectively, the “Warrants”), with each Warrant exercisable into common stock at an exercise price equal to $3.00 per share of common stock (the “Warrant Shares”), subject to adjustment as provided therein.  The transaction closed on July 7, 2016.

The Company agreed to register the common stock underlying the Preferred Stock (the “Conversion Shares”) and the Warrant Shares by September 20, 2016 pursuant to the terms of a registration rights agreement entered into with the purchasers on July 7, 2016 (the “Registration Rights Agreement”).

The Company filed a Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the “COD”) with the Delaware Secretary of State on July 7, 2016. Each Preferred Share has a liquidation value of $0.001 and is convertible into one half of a share of common stock, subject to adjustments for stock dividends, stock splits and similar corporate actions. The Company is prohibited from effecting the conversion of a holder’s Preferred Stock to the extent that, as a result of such exercise, such holder would beneficially own more than 9.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion.  The Company is also prohibited from issuing Conversion Shares if such issuance would violate the shareholder approval rules of NASDAQ.

Each Warrant will expire five years from the date of issuance and will be exercisable immediately after the date of issuance. The Warrants may be exercised for cash if there is an effective registration statement registering the Warrant Shares for resale. Otherwise the Warrants may be exercised on a cashless basis. The Warrants also provide for certain rights upon fundamental transactions and adjustments to the exercise price of the Warrants based on stock dividends, stock splits and similar corporate actions.  The Company is prohibited from effecting the exercise of a holder’s Warrant to the extent that, as a result of such exercise, such holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.  The Company is also prohibited from issuing shares underlying the Warrants if such issuance would violate the shareholder approval rules of NASDAQ.

The foregoing is only a summary of the material terms of the Purchase Agreement, COD and the Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of Purchase Agreement, the COD, the form of Warrant and form of Registration Rights Agreement, which are filed as Exhibits 3.1, 10.1, 10.2, and 10.3, respectively, to this Current Report and incorporated herein by reference.  The Purchase Agreement and Registration Rights Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Amendment to June 2016 Securities Purchase Agreement

Also on July 7, 2016, the Company entered into a First Amendment (the “Amendment”) to those certain Securities Purchase Agreements, dated June 17, 2016 (the “June Purchase Agreements”), pursuant to which the Company agreed to amend the June Purchase Agreements entered into by and between certain investors and the Company. Pursuant to the terms of the Amendment and as adjusted for the Reverse Split, the June Warrants were amended and restated to change the exercise price of the warrants to $3.80 from $5.00 and to include a mandatory exercise right of the Company to force exercise of the June Warrants if the Company’s common stock trades at or above $7.60 for any ten consecutive trading days out of a thirty consecutive trading day period (subject to certain equity conditions, a 9.99% beneficial ownership limitation and applicable NASDAQ shareholder approval rules, if any). All other terms of the June Warrants, including cash exercise if registered for resale within 90 days of closing, remain unchanged. The terms of the June Purchase Agreements and original June Warrants are described in the Company’s current report on form 8-K filed on June 20, 2016.

The foregoing is only a summary of the material terms of the Amendment and the June Warrants and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of the Amendment and the form of the June Warrant, which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

 The Preferred Stock, Warrants, Conversion Shares and Warrant Shares have not been registered under the Securities Act of 1933, as amended (“the Securities Act”), or any state securities laws, and are being offered and sold only to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D of the Securities Act. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2016, the Company filed the COD with the Secretary of State of Delaware. Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

10.4	Form of Amendment

10.5	Form of June Warrant

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 8, 2016

TOWERSTREAM CORPORATION

By:	/s/ Philip Urso
Name: Philip Urso
Title: Interim Chief Executive Officer